UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2026

Vistance Networks, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36146	27-4332098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 Telecom Parkway Richardson, Texas		75082
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 952-9700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VISN	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On April 7, 2026, Vistance Networks, Inc. (the “Company”) announced in a press release that its Board of Directors has declared the payment of a one-time special cash distribution (the “Special Distribution”). The Special Distribution of $10.00 per share will be paid on April 27, 2026, to stockholders of record of the Company at the close of business on April 17, 2026. A copy of the press release announcing the Special Distribution is attached hereto as Exhibit 99.1.

U.S. Federal Tax Treatment of the Special Distribution

The Company does not believe it has a meaningful amount of current and accumulated “earnings and profits.” As such, the Company currently expects that, for U.S. federal income tax purposes, the Special Distribution will be treated, first, as a return of capital to shareholders to the extent of their tax basis in their Company stock, and, thereafter, as capital gain from the sale or exchange of Company stock.

The expected tax treatment of the Special Distribution is based upon currently available information and is subject to change. To the extent the Company has current or accumulated earnings and profits, as determined under U.S. federal income tax principles, the Special Distribution will be treated as a dividend.

Within forty-five days following the Special Distribution, the Company will prepare and file in accordance with Treasury Regulations (including by posting a copy on the investor relations section of its website) an IRS Form 8937 reflecting the tax treatment of the Special Distribution, which may be based on available estimates and updated following a final determination.

The information set forth above is provided only for general use and does not constitute a complete description of all of the U.S. federal or other tax consequences of the Special Distribution. Shareholders should consult their own tax advisors concerning such consequences.

Item 9.01. Financial Statements and Exhibits.

Exhibit.	Description.
99.1	Vistance Networks, Inc. press release, dated April 7, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2026		Vistance Networks, Inc.

	By:	/s/ Kyle D. Lorentzen
		Name:	Kyle D. Lorentzen
		Title:	Executive Vice President and
Chief Financial Officer